Limited Power of Attorney
For reporting under the Securities Exchange Act of 1934, as amended

	The undersigned hereby constitutes and appoints Dennis Powers, signing singly, the undersigned?s true and lawful attorney-in-fact to:

(1)	Prepare and execute for and on behalf of the undersigned any Schedule
13G as shall from time to time be required pursuant to the Securities Exchange Act of 1934, as amended, and the rules thereunder applicable to the beneficial ownership of securities directly or indirectly attributable to the undersigned;

(2)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13G, complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including completing and executing a Uniform Application for Access
Codes to File on Edgar on Form ID; and

(3)	Take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.

     The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present.
The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned?s responsibilities to comply with the Securities Exchange
Act of 1934.

     This Power of Attorney shall remain in full force and effect until October 31, 2019 unless earlier revoked by the undersigned in writing.

     In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 12th day of October, 2017.

     							/s/ John L. Kemmerer, III
     							John L. Kemmerer, III